Finisar Announces Record Revenues for Fiscal 2015

SUNNYVALE, CA -- (Marketwired - June 18, 2015) - Finisar Corporation (NASDAQ: FNSR), a global technology leader for subsystems and components for fiber optic communications, today announced financial results for its fourth quarter and full year fiscal 2015, ended May 3, 2015.

COMMENTARY

"Revenues for our fourth fiscal quarter were $320.0 million, an increase of $13.8 million, or 4.5% compared to the prior quarter," said Jerry Rawls, Finisar's executive Chairman of the Board. "Revenue growth was primarily driven by the benefit from an extra week in the fourth quarter partially offset by the impact of Chinese New Year."

"We also reported record revenue for the full fiscal year 2015, an increase of 8.1% over fiscal 2014, primarily driven by demand for datacom applications," said Eitan Gertel, Finisar's Chief Executive Officer.

          FINANCIAL HIGHLIGHTS - Fourth QUARTER ENDED May 3, 2015

Summary GAAP Results                      Fourth                Third
                                          Quarter              Quarter
                                           Ended                Ended
                                        May 3, 2015       January 25, 2015
                                   -------------------- --------------------
                                    (in thousands, except per share amounts)

Revenues                                       $320,042             $306,283
Gross margin                                      27.9%                25.5%
Operating expenses                              $78,933              $74,552
Operating income (loss)                         $10,284               $3,401
Operating margin                                   3.2%                 1.1%
Net income (loss)                                $7,327               $1,678
Income per share - basic                          $0.07                $0.02
Income per share - diluted                        $0.07                $0.02

Basic shares                                    104,005              103,563
Diluted shares                                  107,535              105,990

Summary Non-GAAP Results (a)              Fourth                Third
                                          Quarter              Quarter
                                           Ended                Ended
                                        May 3, 2015       January 25, 2015
                                   -------------------- --------------------
                                    (in thousands, except per share amounts)

Revenues                                       $320,042             $306,283
Gross margin                                      30.3%                30.0%
Operating expenses                              $68,167              $65,128
Operating income                                $28,831              $26,852
Operating margin                                   9.0%                 8.8%
Net income                                      $26,873              $26,706
Income per share - basic                          $0.26                $0.26
Income per share - diluted                        $0.25                $0.25

Basic shares                                    104,005              103,563
Diluted shares                                  107,535              105,990

 (a) In evaluating the operating performance of Finisar's business, Finisar management utilizes financial measures that exclude certain charges and credits required by U.S. generally accepted accounting principles, or
     GAAP, that are considered by management to be outside Finisar's core operating results. A reconciliation of Finisar's non-GAAP financial measures to the most directly comparable GAAP measures, as well as additional related information, can be found under the heading "Finisar
     Non-GAAP Financial Measures" below.

Financial Statement Highlights for the Fourth Quarter of Fiscal 2015:

--  Revenues increased to $320.0 million, up $13.8 million, or 4.5%, from
    $306.3 million in the preceding quarter.

--  Sales of products for datacom applications increased by $7.6 million, or
    3.2%, compared to the preceding quarter, primarily driven by the benefit from an extra week in the fourth quarter, partially offset by the impact of Chinese New Year.

--  Sales of products for telecom applications increased by $6.2 million, or
    8.6%, compared to the preceding quarter, primarily due to the benefit of an extra week in the fourth quarter partially offset by the impact of three month of the annual telecom price reduction that typically takes effect on January 1 and the impact of Chinese New Year.

--  GAAP gross margin increased to 27.9% from 25.5% in the preceding quarter, primarily due to a $5.7 million non-cash charge for the impairment of long-lived assets during the preceding quarter, not present in the fourth quarter.

--  Non-GAAP gross margin improved to 30.3% compared to 30.0% in the preceding quarter, primarily due to the improvement in yields for a new optical engine product for supercomputing applications that we started to ramp in the third quarter of fiscal 2015 that had negatively impacted gross margin during that third quarter, partially offset by the impact of the full three months of the annual telecom price reduction that typically takes effect on January.

--  GAAP operating expenses increased $4.4 million to $78.9 million from
    $74.6 million in the preceding quarter.

--  Non-GAAP operating expenses increased $3.1 million to $68.2 million from
    $65.1 million in the preceding quarter, primarily due to the extra week of salaries in Q4 relative to Q3, higher R&D project materials associated with the qualification of our new products, and higher S&M expenses due to the higher revenue level.

--  GAAP operating income increased $6.9 million, to $10.3 million or 3.2%
    of revenues, compared to $3.4 million or 1.1% of revenues in the preceding quarter.

--  Non-GAAP operating income increased $1.9 million to $28.8 million, or
    9.0% of revenues, compared to $26.9 million, or 8.8% of revenues, in the preceding quarter.

--  Cash, cash equivalents and short term investments increased $1.3 million to $490.2 million at the end of the fourth quarter, compared to $488.9 million at the end of the preceding quarter.

         FINANCIAL HIGHLIGHTS - FISCAL YEAR 2015 ENDED May 3, 2015

Summary GAAP Results
                                        Fiscal Year          Fiscal Year
                                           Ended                Ended
                                        May 3, 2015        April 27, 2014
                                   -------------------- --------------------
                                    (in thousands, except per share amounts)

Revenues                                     $1,250,944           $1,156,833
Gross margin                                      28.1%                34.3%
Operating expenses                             $324,116             $285,584
Operating income                                $26,794             $111,415
Operating margin                                   2.1%                 9.6%
Net income                                      $11,887             $111,787
Income per share - basic                          $0.12                $1.16
Income per share - diluted                        $0.11                $1.09

Basic shares                                    101,408               95,979
Diluted shares                                  104,970              104,112

Summary Non-GAAP Results (a)
                                        Fiscal Year          Fiscal Year
                                           Ended                Ended
                                        May 3, 2015        April 27, 2014
                                   -------------------- --------------------
                                    (in thousands, except per share amounts)

Revenues                                     $1,250,944           $1,156,833
Gross margin                                      30.9%                35.9%
Operating expenses                             $270,040             $253,202
Operating income                               $116,071             $162,341
Operating margin                                   9.3%                14.0%
Net income                                     $110,376             $157,021
Income per share - basic                          $1.09                $1.64
Income per share - diluted                        $1.04                $1.53

Basic shares                                    101,408               95,979
Diluted shares                                  106,819              104,112

(a)  In evaluating the operating performance of Finisar's business, Finisar management utilizes financial measures that exclude certain charges and credits required by U.S. generally accepted accounting principles, or
     GAAP, that are considered by management to be outside Finisar's core operating results. A reconciliation of Finisar's non-GAAP financial measures to the most directly comparable GAAP measures, as well as additional related information, can be found under the heading "Finisar
     Non-GAAP Financial Measures" below.

Financial Statement Highlights for fiscal 2015:

--  Revenues increased to $1,250.9 million, up $94.1 million, or 8.1%, from
    $1,156.8 million in the preceding year.

--  The sale of products for datacom applications increased by $111.4 million, or 13.6%, compared to the preceding year.

--  The sale of products for telecom applications decreased by $17.3 million, or (5.2)%, compared to the preceding year.

--  GAAP gross margin decreased to 28.1% from 34.3% in the preceding year, primarily due to the impact of the annual average sales price erosion.

--  Non-GAAP gross margin decreased to 30.9% from 35.9% in the preceding year.

--  GAAP operating income decreased $84.6 million to $26.8 million, or 2.1%
    of revenues, compared to $111.4 million, or 9.6% of revenues in the preceding year, primarily due to the lower gross margins.

--  Non-GAAP operating income decreased $46.3 million to $116.1 million, or
    9.3% of revenues, compared to $162.3 million, or 14.0% of revenues, in the preceding year.

OUTLOOK

The Company indicated that for the first quarter of fiscal 2016 it currently expects revenues in the range of $308 to $328 million, non-GAAP gross margin of approximately 30.5%, non-GAAP operating margin of approximately 8.8% to 9.8%, and non-GAAP earnings per diluted share in the range of approximately $0.23 to $0.29. Please note that the first quarter fiscal 2016 will have 13 weeks compared to 14 weeks in the preceding quarter.

CONFERENCE CALL

Finisar will discuss its financial results for the fourth quarter and current business outlook during its regular quarterly conference call scheduled for Thursday, June 18, 2015, at 2:00 pm PT (5:00 pm ET). To listen to the call you may connect through the Finisar investor relations page at http://investor.finisar.com/ or dial 877-397-0286 (domestic) or + 719-325-4857 (international) and enter conference ID 9819662.

An audio replay will be available for two weeks following the call by dialing 1-888-203-1112 (domestic) or +1-719-457-0820 and then following the prompts: enter conference ID 9819662 and provide your name, affiliation, and contact number. A replay of the webcast will be available shortly after the conclusion of the call on the Company's website until the next regularly scheduled earnings conference call.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statement concerning Finisar's expected financial performance. These statements are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on our current expectations, estimates, assumptions and projections about our business and industry, and the markets and customers we serve, and they are subject to numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those projected. Examples of such risks include those associated with: the uncertainty of customer demand for Finisar's products; the rapidly evolving markets for Finisar's products and uncertainty regarding the development of these markets; Finisar's historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; ongoing new product development and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction; intensive competition; and the uncertainty of achieving anticipated cost savings and synergies in connection with the recently completed u2t acquisition. Further information regarding these and other risks relating to Finisar's business is set forth in Finisar's annual report on Form 10-K (filed June 26, 2014) and quarterly SEC filings.

ABOUT FINISAR

Finisar Corporation (NASDAQ: FNSR) is a global technology leader for fiber optic subsystems and components that enable high-speed voice, video and data communications for telecommunications, networking, storage, wireless, and cable TV applications. For 25 years, Finisar has provided critical optics technologies to system manufacturers to meet the increasing demands for network bandwidth. Finisar is headquartered in Sunnyvale, California, USA with R&D, manufacturing sites, and sales offices worldwide. For additional information, visit www.finisar.com.

FINISAR FINANCIAL STATEMENTS The following financial tables are presented in accordance with GAAP.

                             Finisar Corporation
                    Consolidated Statements of Operations
              (Unaudited, in thousands, except per share data)

                                                                    Three
                                                                    Months
                      Three Months Ended   Twelve Months Ended      Ended
                    -------------------- ----------------------- -----------
                      May 03,  April 27,   May 03,    April 27,  January 25,
                        2015      2014       2015        2014        2015
----------------------------------------------------------------------------
Revenues             $ 320,042 $ 306,025 $ 1,250,944 $ 1,156,833 $   306,283
Cost of revenues       229,390   208,135     888,573     754,773     221,173
Impairment of
 acquired developed
 technology and
 other long-lived
 assets                      -         -       5,722           -       5,722
Amortization of
 acquired developed
 technology              1,435     1,326       5,739       5,061       1,435
                     --------- --------- ----------- ----------- -----------
Gross profit            89,217    96,564     350,910     396,999      77,953
Gross margin             27.9%     31.6%       28.1%       34.3%       25.5%
Operating expenses:
 Research and
  development           51,117    48,132     202,089     183,355      48,782
 Sales and marketing    11,800    11,509      46,178      46,547      10,926
 General and
  administrative        15,303    15,133      72,856      53,214      14,062
 Impairment of
  acquired developed
  technology and
  other long-lived
  assets                     -         -          45           -          45
 Amortization of
  purchased
  intangibles              713       683       2,948       2,468         737
                     --------- --------- ----------- ----------- -----------
  Total operating
   expenses             78,933    75,457     324,116     285,584      74,552
                     --------- --------- ----------- ----------- -----------
Income from
 operations             10,284    21,107      26,794     111,415       3,401
Interest income            536       485       1,811       1,319         321
Interest expense       (3,335)   (2,965)    (12,022)     (5,547)     (2,686)
Other income
 (expenses), net         4,041     8,124       4,099       7,234       2,051
                     --------- --------- ----------- ----------- -----------
Income before income
 taxes and non-
 controlling
 interest               11,526    26,751      20,682     114,421       3,087
Provision (benefits)
 for income taxes        4,199   (1,932)       8,795       2,884       1,409
                     --------- --------- ----------- ----------- -----------
Income before non-
 controlling
 interest                7,327    28,683      11,887     111,537       1,678
Adjust for net loss
 attributable to
 non-controlling
 interest                    -        67           -         250           -
                     --------- --------- ----------- ----------- -----------
Net income
 attributable to
 Finisar Corporation $   7,327 $  28,750 $    11,887 $   111,787 $     1,678
                     ========= ========= =========== =========== ===========

Net income per share
 attributable to
 Finisar Corporation
 common
 stockholders:

 Basic               $    0.07 $    0.30 $      0.12 $      1.16 $      0.02
 Diluted             $    0.07 $    0.28 $      0.11 $      1.09 $      0.02

Shares used in
 computing net
 income per share -
 basic                 104,005    96,965     101,408      95,979     103,563
Shares used in
 computing net
 income per share -
 diluted               107,535   105,418     104,970     104,112     105,990

                             Finisar Corporation
                         Consolidated Balance Sheets
                               (in thousands)

                  May 03,    January 25, October 26,   July 27,   April 27,
                    2015        2015         2014        2014        2014
                ----------- ------------ ----------- ----------- -----------
                             (Unaudited) (Unaudited) (Unaudited)
----------------------------------------------------------------------------
     ASSETS
Current assets:
 Cash and cash
  equivalents   $   197,443 $    198,344   $ 186,952   $ 287,455   $ 303,101
 Short-term
  held-to-
  maturity
  investments       292,748      290,520     290,478     209,927     209,922
 Accounts
  receivable,
  net               213,234      210,116     213,721     231,312     225,020
 Accounts
  receivable,
  other              40,650       41,540      34,573      41,595      33,749
 Inventories        283,670      277,862     284,789     270,122     259,759
 Prepaid
  expenses and
  other assets       36,518       37,265      38,065      38,582      33,022
                ----------- ------------ ----------- ----------- -----------
  Total current
   assets         1,064,263    1,055,647   1,048,578   1,078,993   1,064,573
Property,
 equipment and
 improvements,
 net                315,777      304,547     306,331     301,020     273,328
Purchased
 intangible
 assets, net         27,188       29,336      31,508      33,680      34,141
Goodwill            106,735      106,735     106,735     106,735     106,115
Minority
 investments          2,847        2,647       2,547       2,317       2,117
Other assets         35,072       22,444      22,528      20,907      17,272
                ----------- ------------ ----------- ----------- -----------
  Total assets  $ 1,551,882 $  1,521,356 $ 1,518,227 $ 1,543,652 $ 1,497,546
                =========== ============ =========== =========== ===========

LIABILITIES AND
  STOCKHOLDERS'
     EQUITY
Current
 liabilities:
 Accounts
  payable       $   131,510 $    123,895   $ 113,235   $ 143,224   $ 119,439
 Accrued
  compensation       24,918       30,632      35,354      28,215      38,541
 Other accrued
  liabilities        39,238       32,029      33,716      27,815      31,776
 Deferred
  revenue             9,850       11,240      12,358      16,872      16,659
 Current
  portion of
  convertible
  notes                   -            -      36,665      40,015      40,015
                ----------- ------------ ----------- ----------- -----------
  Total current
   liabilities      205,516      197,796     231,328     256,141     246,430
Long-term
 liabilities:
 Convertible
  notes, net of
  current
  portion           221,406      219,072     216,775     214,496     212,253
 Other non-
  current
  liabilities        21,167       24,184      24,900      24,042      22,804
                ----------- ------------ ----------- ----------- -----------
  Total
   liabilities      448,089      441,052     473,003     494,679     481,487
Stockholders'
 equity:
 Common stock           104          104         100         100          97
 Additional
  paid-in
  capital         2,551,114    2,537,231   2,485,133   2,469,687   2,456,110
 Accumulated
  other
  comprehensive
  income                861      (1,418)      17,282      25,116      20,025
 Accumulated
  deficit        (1,448,286) (1,455,613) (1,457,291) (1,445,930) (1,460,173)
                ----------- ------------ ----------- ----------- -----------
  Total
   stockholders'
     equity       1,103,793    1,080,304   1,045,224   1,048,973   1,016,059
                ----------- ------------ ----------- ----------- -----------
Total
 liabilities
 and
 stockholders'
 equity         $ 1,551,882 $  1,521,356 $ 1,518,227 $ 1,543,652 $ 1,497,546
                =========== ============ =========== =========== ===========

Note - Balance sheet amounts as of April 27, 2014 are derived from the audited consolidated financial statements as of the date.

FINISAR NON-GAAP FINANCIAL MEASURES

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles, or GAAP, Finisar provides the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission: non-GAAP gross profit, non-GAAP operating income and non-GAAP income per share. These non-GAAP financial measures are supplemental information regarding the Company's operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or which occur relatively infrequently and which management considers to be outside our core operating results. Some of these non-GAAP measures also exclude the ongoing impact of historical business decisions made in different business and economic environments. Management believes that tracking non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share provides management and the investment community with valuable insight into our current operations, our ability to generate cash and the underlying business trends which are affecting our performance. These non-GAAP measures are used by both management and our Board of Directors, along with the comparable GAAP information, in evaluating our current performance and planning our future business activities. In particular, management finds it useful to exclude non-cash charges in order to better correlate our operating activities with our ability to generate cash from operations and to exclude certain cash charges as a means of more accurately predicting our liquidity requirements. We believe that these non-GAAP measures, when used in conjunction with our GAAP financial information, also allow investors to better evaluate our financial performance in comparison to other periods and to other companies in our industry.

In calculating non-GAAP gross profit in this release, we have excluded the following items from cost of revenues in applicable periods in this release:

--  Changes in excess and obsolete inventory reserve (predominantly non-cash charges or non-cash benefits);
--  Amortization of acquired technology (non-cash charges related to technology obtained in acquisitions);
--  Duplicate facilities costs during facilities move (non-recurring cash charges)
--  Stock-based compensation expense (non-cash charges);
--  Abandonment of fixed assets (non-recurring non-cash charges);
--  Impairment of long-lived assets (non-recurring non-cash charges);
--  Acquisition method accounting adjustment for sale of acquired inventory
    (non-recurring non-cash charges);
--  Reduction in force costs (non-recurring cash charges); and
--  Acquisition related retention payments (non-recurring cash charges).

In calculating non-GAAP operating income in this release, we have excluded the same items to the extent they are classified as operating expenses, and have also excluded the following items in applicable periods in this release:

--  Gain or loss on litigation settlements and resolutions and related costs
    (non-recurring cash charges or benefits);
--  Employee and employer tax liabilities related to the 2006 special investigation into our historical stock option granting practices (non-
    recurring cash charges);
--  Shareholder class action and derivative litigation costs (non-recurring cash charges associated with the derivative litigation related to our historical stock option granting practices and related to the class action and derivative litigation related to our March 8, 2011 earnings announcement);Acquisition related costs (non-recurring cash charges);
--  Impairment of acquired R&D reimbursement receivable (non-recurring non-
    cash charges);
--  Amortization of purchased intangibles (non-cash charges); and
--  Impairment of long-lived assets (non-recurring non-cash charges).

In calculating non-GAAP income and non-GAAP income per share in this release, we have also excluded the following items in applicable periods in this release:

--  Imputed interest expenses on convertible debt (non-cash charges);
--  Imputed interest related to restructuring (non-cash charges);
--  Gains and losses on sales of assets (non-recurring and/or non-cash losses and cash gains related to the periodic disposal of assets no longer required for current activities);
--  Gains and losses related to minority investments (non-cash or non-
    recurring benefits or charges);
--  Other miscellaneous expenses (income) (non-recurring charges or benefits);
--  Dollar denominated foreign exchange transaction losses (gains) (non-cash charges or benefits);
--  Amortization of debt issuance costs (non-cash charges);
--  Non-controlling interest non-GAAP adjustment (non-cash and/or non-
    recurring charges or benefits attributable to the non-controlling interest in majority-controlled subsidiaries); and
--  Differences between cash payable for income taxes and the provision for income taxes in accordance with GAAP, less discrete items.

A reconciliation of this non-GAAP financial information to the corresponding GAAP information is set forth below:

                             Finisar Corporation
       Reconciliation of Results of Operations under GAAP and non-GAAP
              (Unaudited, in thousands, except per share data)

                                                                     Three
                                                                    Months
                        Three Months Ended   Twelve Months Ended     Ended
                      --------------------- --------------------- ----------
                        May 03,   April 27,   May 03,   April 27,   January
                         2015       2014       2015       2014     25, 2015
----------------------------------------------------------------------------
GAAP to non-GAAP
 reconciliation of
 gross profit:
Gross profit - GAAP   $   89,217 $   96,564 $  350,910 $  396,999 $   77,953
Gross margin - GAAP        27.9%      31.6%      28.1%      34.3%      25.5%
Adjustments:
Cost of revenues
  Change in excess
   and obsolete
   inventory reserve       2,752      3,384     10,293      3,439      3,772
  Amortization of
   acquired
   technology              1,435      1,326      5,739      5,061      1,435
  Duplicate facility
   costs during
   facility move               4                   776                     6
  Stock compensation       2,692      2,531     10,216      8,738      2,660
  Abandonment of
   fixed assets                -          -        124          -          -
  Impairment of long-
   lived assets              420          -      6,142          -      5,722
  Acquisition method
   accounting
   adjustment for
   sale of acquired
   inventory                   -        822          -        822          -
  Reduction in force
   costs                     406        124      1,571        228        371
  Acquisition related
   retention payment          72         62        340        256         61
                      ---------- ---------- ---------- ---------- ----------
    Total cost of
     revenue
     adjustments           7,781      8,249     35,201     18,544     14,027
                      ---------- ---------- ---------- ---------- ----------
Gross profit - non-
 GAAP                     96,998    104,813    386,111    415,543     91,980
                      ---------- ---------- ---------- ---------- ----------
Gross margin - non-
 GAAP                      30.3%      37.2%      30.9%      35.9%      30.0%

GAAP to non-GAAP
 reconciliation of
 operating income:
Operating income -
 GAAP                     10,284     21,107     26,794    111,415      3,401
Operating margin -
 GAAP                       3.2%       6.9%       2.1%       9.6%       1.1%
Adjustments:
Total cost of revenue
 adjustments               7,781      8,249     35,201     18,544     14,027
Research and
 development
  Reduction in force
   costs                      82          -        790         28         23
  Acquisition related
   retention payment         104        190        595        761        132
  Stock compensation       5,084      4,056     18,916     15,645      4,669
  Duplicate facility
   costs during
   facility move             143          -      1,009          -         99
  Impairment of
   acquired R&D
   reimbursement
   receivable                 87          -         87          -          -
Sales and marketing
  Acquisition related
   retention payment          12         17         50         68          9
  Stock compensation       1,749      1,406      6,503      5,341      1,600
General and
 administrative
  Reduction in force
   costs                       -         69        103        227         49
  Duplicate facility
   costs                       -          -        152          -         36
  Acquisition related
   retention payment           8          8       (24)      1,044          7
  Stock compensation       2,894      2,525     10,977     10,229      2,654
  Payroll taxes
   related to options
   investigation              17          -         34          -          -
  Acquisition related
   costs                      18        567        292      1,507         36
  Litigation
   settlements and
   resolutions and
   related costs
   (benefits)                (6)          5     11,748         15      (662)
  Shareholder class
   action and
   derivative
   litigation costs
   (benefits)              (138)          -      (148)    (4,951)       (10)
Amortization of
 purchased
 intangibles                 713        683      2,948      2,468        737
Impairment of long-
 lived assets                (1)          -         44          -         45
                      ---------- ---------- ---------- ---------- ----------
    Total cost of
     revenue and
     operating
     expense
     adjustments          18,547     17,775     89,277     50,926     23,451
                      ---------- ---------- ---------- ---------- ----------
Operating income -
 non-GAAP                 28,831     38,882    116,071    162,341     26,852
                      ---------- ---------- ---------- ---------- ----------
Operating margin -
 non-GAAP                   9.0%      12.7%       9.3%      14.0%       8.8%

GAAP to non-GAAP
 reconciliation of
 income attributable
 to Finisar
 Corporation:
Net income
 attributable to
 Finisar Corporation
 - GAAP                    7,327     28,750     11,887    111,787      1,678
Adjustments:
Total cost of revenue
 and operating
 expense adjustments      18,547     17,775     89,277     50,926     23,451
Non-cash imputed
 interest expenses on
 convertible debt          2,334      2,225      9,153      3,152      2,297
Imputed interest
 related to
 restructuring                47         53        196        220         48
Amortization of debt
 issuance costs              616          -        616          -          -
Other (income)
 expense, net
  Loss (gain) on sale
   of assets               (559)    (8,156)      (317)    (8,291)         31
  Gain related to
   minority
   investments           (1,470)          -    (1,470)      (743)          -
  Other miscellaneous
   income                  (850)          -    (1,028)        (5)      (167)
  Foreign exchange
   transaction (gain)
   or loss                 (607)       (69)      1,373      2,490      (338)
  Amortization of
   debt issuance
   costs                   (462)        155          -        231        154
Provision for income
 taxes
  Income tax
   provision
   adjustments             1,950    (3,737)        689    (3,116)      (448)
Non-controlling
 interest non-GAAP
 adjustment                    -        (4)          -        370          -
                      ---------- ---------- ---------- ---------- ----------
Total adjustments         19,546      8,242     98,489     45,234     25,028
                      ---------- ---------- ---------- ---------- ----------
Net income
 attributable to
 Finisar Corporation
 - non-GAAP           $   26,873 $   36,992 $  110,376 $  157,021 $   26,706
                      ========== ========== ========== ========== ==========

Non-GAAP income
 attributable to
 Finisar Corporation  $   26,873 $   36,992 $  110,376 $  157,021 $   26,706
Add: interest expense
 for dilutive
 convertible notes             -        539      1,072      2,156          -
                      ---------- ---------- ---------- ---------- ----------
Adjusted non-GAAP
 income attributable
 to Finisar
 Corporation          $   26,873 $   37,531 $  111,448 $  159,177 $   26,706
                      ========== ========== ========== ========== ==========

Non-GAAP income per
 share attributable
 to Finisar
 Corporation common
 stockholders
  Basic               $     0.26 $     0.38 $     1.09 $     1.64 $     0.26
  Diluted             $     0.25 $     0.36 $     1.04 $     1.53 $     0.25
Shares used in
 computing non-GAAP
 income per share
 attributable to
 Finisar Corporation
 common stockholders
  Basic                  104,005     96,965    101,408     95,979    103,563
  Diluted                107,535    105,418    106,819    104,112    105,990

Non-GAAP EBITDA
Non-GAAP income
 attributable to
 Finisar Corporation  $   26,873 $   36,992 $  110,376 $  157,021 $   26,706
Depreciation expense      20,488     17,518     82,422     62,026     21,371
Amortization                   -         94         72        376          -
Interest expense           (197)        202        247        856         20
Income tax expense         2,249      1,805      8,106      6,000      1,857
                      ---------- ---------- ---------- ---------- ----------
Non-GAAP EBITDA       $   49,413 $   56,611 $  201,223 $  226,279 $   49,954
                      ========== ========== ========== ========== ==========

Finisar-F

Investor Contact:
Kurt Adzema
Chief Financial Officer
408-542-5050
Investor.relations@finisar.com

Press contact:
Victoria McDonald
Director, Corporate Communications
408-542-4261